EXHIBIT 10 (y)

Engagement Agreement with US EURO Securities.

[GRAPHIC OMMITTED]

 September 3, 2004

BY E-MAIL

Dominique Einhorn

Karma Media Inc.

5006 Coolidge Avenue

Los Angeles, CA 90230

RE

 Engagement Agreement

Dear Mr. Einhorn:

This letter is to set forth the understanding (the “Agreement”) between US EURO Securities, Inc., a California corporation (the “Placement Agent”), and Karma Media, Inc., (OTCBB/KRMA) a Nevada corporation (the “Company”), regarding a proposed “best efforts” equity offering (the “Offering”) of a certain number of shares of common stock (“Shares”) to be issued by the Company; the issuance of Shares being referred to hereinafter as the “Transaction.”

This letter is intended to confirm our mutual understanding and create a contractual and non-exclusive relationship between the Placement Agent and the Company with respect to the Offering and Transaction. Based on discussions between the Placement Agent and the Company, financial materials which the Company has submitted to the Placement Agent and representations that the Company has made to the Placement Agent describing the Company, its principals, its operations, financial condition and the present and proposed business activities of the Company, including but not limited to the use of proceeds, the Placement Agent hereby commits to serve as Placement Agent, and may form a syndicate of placement agent firms to sell the Shares on a best efforts basis on terms and subject to conditions mutually agreeable and as set forth in the Private Placement Memorandum  a “best efforts” basis, for the Offering and Transaction.

1. Company Obligations

The Company acknowledges by execution and return of this letter that there is an affirmative obligation on its part to use its best efforts to assist the Placement Agent’s efforts to raise funds in the Offering on terms acceptable to the Company by making Company representatives reasonably available for participation in investor presentations and meetings, providing reasonable responses to requests for due diligence and other actions as the Placement Agent may reasonably request.

2. Placement Agent’s Obligations

The Placement Agent will market only to “accredited investors,” as that term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Act”), if necessary will assist the Company in preparing a confidential offering memorandum (“Memorandum”) which Memorandum will include, a confidential term sheet with summaries of the Transaction terms and conditions, the subscription materials, and such other items deemed necessary by the Company, Placement Agent, and their respective counsel.

3. Due Diligence

The Company understands that the Placement Agent and/or the investors will be conducting a due diligence investigation in connection with the Offering. All due diligence requests will be directed to Dominique Einhorn, who

Suite 706

310-482-0088 tel

330 Washington Boulevard

310-482-3973 fax

Marina del Rey, CA 90292

www.useurosecurities.com

will respond on behalf of the Company. The Company will fully cooperate with the Placement Agent, the investors, their respective legal counsel and others retained for assisting in the due diligence investigation of the Company. Where reasonable, and with prior consent of the Company, the Company will permit the Placement Agent or its designee to contact, and will assist them in contacting, principal or representative customers and suppliers and others with whom the Company has material relationships as well as its auditors.

4. Placement Agent’s Compensation

Financing Transactions (Equity Placement). The Placement Agent will receive, at closing:

(a) A cash fee equal to 10% of the gross proceeds of the Offering. The Company will instruct the investor to pay this fee directly to Placement Agent, simultaneous to the time of disbursement of such funds to the Company, out of escrow.

(b) 3-year warrants to purchase a total of 10% of the total number of shares purchased by the investor. The Placement Agent may exercise these warrants at a price equal to 100% of the price paid by the investor or the day’s closing price if at a discount to the market. These warrants are to be delivered in fully accountable and non-assessable form and will contain standard anti-dilution provisions. The warrants will carry unlimited “piggyback” registration rights to any subsequent registration by the Company.

Financing Transactions (Equity Line). The Placement Agent will receive, at closing:

A restricted stock certificate in a dollar amount equal to 5% of the total Offering. The amount of shares to be issued will be determined by dividing the dollar amount by the closing bid price on the day of closing. The day of closing is the day the definitive documents are signed by both parties. These shares shall have “piggy-back” registration rights and will be registered in an SB-2, or other applicable registration, filing along with the shares underlying the equity line.

The Placement Agent will receive, upon each draw down:

A cash fee equal to 5% of the gross proceeds each time the Company draws down and receives funds against the equity line. The Company will instruct the investor to pay this fee directly to Placement Agent at the time of disbursement of such funds out of escrow.

In the event that the Placement Agent produces acceptable terms signed by the Company and the Company chooses not to close the Transaction, the Placement Agent shall be paid a break-up fee of $25,000 to cover time and expenses.

5. Expenses

The Company agrees to pay for direct expenses incurred by the Placement Agent in connection with the Offering. However, the Placement Agent shall obtain the Company’s advance consent prior to incurring any expense unless included in pre-approved budget. The Placement Agent receives at the closing three percent 3% of the Offering as a non-accountable expense allowance. Any advances from the date of this letter to the closing which are to be applied against the non-accountable expense allowance shall be stated as such and will be deducted at the closing.

Offering Period and Termination

The term of this Agreement shall commence on the date of this Agreement and shall terminate on the third year anniversary (herein the “Termination Date”). Either the Placement Agent or the Company may elect to terminate this Agreement upon 30-days notice in writing except that the Placement Agent shall be entitled to the compensation as outlined herein for investments made by investors introduced by the Placement Agent until the third anniversary of this Agreement.

6. Indemnification

The Company agrees to indemnify Placement Agent from and against any damage or loss arising out of any inaccuracy in the representations of the Company set forth herein.

7. Other Obligations of the Company

The Company agrees that upon reasonable requests of Placement Agent, Company will advise its legal counsel to prepare and, if necessary, expeditiously file required forms and documents and to co-ordinate the same with Placement Agent’s counsel.

8. Dispute Resolution

The parties agree that this Agreement may not be amended or modified except in writing. In the event of any dispute with respect to this Agreement or the parties’ respective obligations hereunder, such dispute shall be settled by arbitration in the State of California or such other jurisdiction as the parties may agree, in accordance with the rules of the Commercial Arbitration Association. Any award rendered by the arbitrators shall be final and any court of competent jurisdiction may enter judgment.

9. Confidentiality

The terms of this Agreement are confidential and may only be disclosed to any unrelated party with prior written permission between the parties, except as may be required by an interested investor as a condition of going forward or as may be required by law.

10. Approvals

In order for this engagement to be effective it must be approved by the US EURO Securities’ Compliance and Corporate Finance Department.

11. Notices

All notices, demands, requests or other communications that are or may be required to be given, served or sent by either party to the other party pursuant to this Agreement shall be in writing and shall be mailed by registered, or overnight delivery, addressed as follows:

If to Placement Agent:

US EURO Securities, Inc.

330 Washington Boulevard, Suite 706

Marina del Rey, CA 90292

If to the Company:                                   Karma Media Inc.

5006 Coolidge Avenue

Los Angeles, CA 90230

If the foregoing conforms to your understanding, please sign, date and fax a copy of this letter to 212-656-1191. Immediately upon execution by the Compliance and Corporate Finance Department this will constitute a binding agreement.

Sincerely,

US EURO Securities, Inc.

US EURO Securities, Inc.

Corporate Finance Department Approval

________________________                ________                                ___________________                      ___________

Raymond P. Dowd - President

   Dated

Michael Roy Fugler

   Dated

Karma Media, Inc.

________________________               _________

Dominique Einhorn -President

   Dated